ROBERT G. ERCEK, CPA
                            1756 West Ave. J-12 #107
                       Lancaster, CA 93534  (661)-726-9448


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the use of this Registration Statement on Form 10-KSB of my report dated December 26, 2001 relating to the comparative audited financial statements of Telecom Communications of America and Telecom Communications, Inc. as of September 30, 2000 and 2001 respectively.


Date  January 31, 2002               _________________________________
Lancaster, California                Robert G. Ercek,
                                     Certified Public Accountant